UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 7, 2013

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On August 7, 2013, United Community Banks, Inc. (the “Company”) entered into an underwriting agreement with Macquarie Capital (USA) Inc. as representative of the several underwriters named therein (the “Underwriting Agreement”), in connection with its public offering of $34,584,000 aggregate principal amount of its 6.00% Senior Notes due August 13, 2018 (the “Notes”).

The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-180752) (the “Registration Statement”), including a prospectus supplement dated August 2, 2013 and a final pricing supplement dated August 7, 2013 to the prospectus contained in the Registration Statement. The final pricing supplement was filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

This description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Press Release

On August 12, 2013, the Company issued a press release announcing the completion of the Company’s public offering. A copy of the press release is attached hereto as Exhibit 99.1

Legal Opinion

The validity of the Notes offered in its public offering was passed upon for the Company by Troutman Sanders LLP. The opinion is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
1.1 5.1 99.1

Underwriting Agreement, dated August 7, 2013 between the Company and Macquarie Capital (USA) Inc. as representative of the several underwriters named therein

Opinion and Consent of Troutman Sanders LLP

News Release, dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice Prsident and
Chief Financial

Date: August 12, 2013